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                                                                  EXHIBIT 10.11

                          S CORPORATION TERMINATION,
                 TAX ALLOCATION AND INDEMNIFICATION AGREEMENT


     This Tax Allocation and Indemnification Agreement, dated as of March 24, 1997 (the "Agreement"), is made by and between INTERNATIONAL COMPUTEX, INC., a Georgia corporation (the "Company"), and the persons identified on the signature pages hereto, who constitute all of the stockholders of the Company on the date hereof (each individually, a "Stockholder," and collectively, the "Stockholders").


                                   RECITALS:

     A. The Company is an S corporation, within the meaning of Section 1361 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Stockholders are its only stockholders as of the date of this Agreement.

     B. The Company has entered into an underwriting agreement to sell shares of its common stock to the public in an initial public offering registered under the Securities Act of 1933, as amended (the "Public Offering").

     C. The Stockholders are currently the only stockholders of the Company and will continue to be so until immediately before the Closing (as defined below) of the Public Offering.

     D. In connection with the Public Offering, and in order to induce the investment by the public in the Company, the Company and the Stockholders desire to provide for an S corporation termination, tax allocation and indemnification agreement in connection with tax periods prior to and following the Termination Date (as defined below).


                                   AGREEMENT:

     NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders do hereby covenant and agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     The following terms, as used herein, have the following meanings:

     "Accumulated Adjustments Account" shall have the meaning assigned to that term by Section 1368(e)(1) of the Code.

     "Closing" shall mean the closing and completion of the offering by the Company of shares of its stock, as described in the Form SB-2 registration statement initially filed by the Company with the Securities and Exchange Commission on February 12, 1997.
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     "Code" shall have the meaning set forth in Recital A.

     "C Short Year" shall have the meaning set forth in Section 1362(e)(I)(B) of the Code.

     "Public Offering" shall have the meaning set forth in Recital B.

     "S corporation" shall have the meaning set forth in Section 1361 of the Code.

     "S corporation Taxable Income" shall mean, for periods beginning on or after the date the Company became an S corporation and ending with the close of the last day of the S Short Year, the sum of (i) the Company's items of separate stated income and gain (within the meaning of Section 1366(a)(1)(A) of the Code) reduced, to the extent applicable, by the Company's separately stated items of deduction and loss (within the meaning of Section 1366(a)(1)(A) of the Code) and
(ii) the Company's nonseparately computed net income (within the meaning of Section 1366(a)(1)(B) of the Code).

     "S Short Year" shall have the meaning set forth in Section 1362(c)(1)(A) of the Code.

     "Termination Date" shall mean the date on which the Company's status as an S corporation is terminated by reason of revocation of the election for the Company to be an S corporation pursuant to Section 1362(d)(1) of the Code, which date shall be not earlier than the date the registration statement related to the Public Offering is declared effective by the Securities and Exchange Commission and not later than two days prior to the date of the Closing, as designated by the Company.

                                   ARTICLE II
                       TERMINATION; TERMINATION PAYMENTS

     2.1  Termination of S Corporation Status.  The Company shall terminate its
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status as an S corporation pursuant to an election, as permitted pursuant to
Section 1362(d)(1) of the Code, which election shall be made by the Company and the Stockholders and shall be effective on the Termination Date.

     2.2  Termination Payments to Stockholders.  Immediately prior to the
          ------------------------------------
Termination Date, the Company shall distribute to the Stockholders (pro rata in accordance with the relative number of shares of stock of the Company held by each Stockholder as of the Termination Date) an amount equal to the "Accumulated Adjustments Account" of the Company as of the Termination Date. Such distribution shall take the form of the assignment of accounts receivable of the Company as of the Termination Date, plus an amount of cash which, when combined with the amount of the accounts receivable to be distributed, equals the Accumulated Adjustments Account. For purposes of this Section 2.2, the term "Accumulated Adjustments Account" shall have the meaning set forth in Section 1368(e) of the Code as determined by the Chief Financial Officer of the Company in accordance with the Company's books and records and without regard to any future adjustments to the Company's taxable income as described in Section 2.3.
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     2.3  Future Adjustments.  In the event that any future examination of any
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tax return by any taxing authority results in a final determination increasing the taxable income of the Company for the S Short Year, or for any period ending prior to the Termination Date, the Company shall distribute to the Stockholders (pro rata in accordance with the relative number of shares of stock of the Company held by each Stockholder as of the Termination Date) within 30 days of such final determination, cash in an amount equal to the amount of such increase in the taxable income of the Company resulting from such final determination.

     2.4  Short Taxable Years.  The parties acknowledge that the taxable year in
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which the S corporation status of the Company is terminated will be an S
Termination Year for tax purposes, as defined in Section 1362(e)(4) of the Code. Pursuant to Section 1361(e)(1) of the Code, the S Termination Year of the Company shall be divided into two short taxable years: an "S Short Year" and a "C Short Year." As defined in Section 1362(c)(1)(A) of the Code, the S Short Year shall be that portion of the Company's S Termination Year ending on the day immediately preceding the Termination Date. Pursuant to Section 1362(e)(1)(B) of the Code, that portion of the S Termination Year beginning on the Termination Date and ending on the last day of the taxable year shall be the C Short Year of the Company.

     2.5  Absence of Representations Regarding Receivables.  The parties
          ------------------------------------------------
acknowledge that the Company has made and shall make no representations whatsoever regarding the collectibility of the accounts receivable to be distributed pursuant to Section 2.2.

                                  ARTICLE III
                              ALLOCATION OF INCOME

     The Company and the Stockholders agree that for tax purposes (including for purposes of determining the Company's S corporation Taxable Income for its fiscal year ending December 31, 1997) the Company shall allocate its items of income, gain, loss, deduction and credit for its fiscal year ending December 31, 1997 between the S Short Year and the C Short Year in accordance with normal tax accounting rules (the so-called "closing of the books method"), as permitted by
Section 1362(e)(3) of the Code.  The Company will make the election permitted by
Section 1362(e)(3) in a timely manner. The Stockholders agree to consent to such election and to provide the Company with the statement of consent of all Stockholders described in Section 1.1362-6(b) of the Treasury Regulations. The Company and the Stockholders agree to make, and to provide such information and obtain such consents as are necessary to make any comparable election required under applicable state and local income tax laws.

                                   ARTICLE IV
                                     TAXES

     4.1  Liability for Taxes Incurred During the S Short Year and for Tax
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Periods Ending Prior to the Termination Date.  The Stockholders, severally and
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not jointly, each covenant and agree that:  (i) the Stockholders have duly included, or will duly include, in their own federal, state and local income tax returns their respective allocable shares of all items of income, gain, loss, deduction or credit attributable to the S Short Year of the Company or to any prior period (or that portion of any period) during which the Company was an S corporation to the extent required by applicable law; (ii) such returns shall, to the extent required by applicable law, include their allocable share of S
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corporation Taxable Income of the Company from all sources through and including the close of business on the last day of the S Short Year of the Company; and
(iii) the Stockholders shall, to the extent required by applicable law, pay any and all taxes they are required to pay, as a result of being a stockholder of the Company, for all taxable periods (or that portion of any period) during which the Company was an S corporation.

     4.2  Stockholder Indemnification for Tax Liabilities.  The Stockholders,
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severally (according to the relative percentage of the outstanding shares of
Company common stock owned by each Stockholder on the last day of any applicable period to which a liability described below relates) and not jointly, each hereby indemnify and hold the Company harmless from, against and in respect of any unpaid income tax liabilities of the Company (including interest and penalties imposed thereon) (i) which are attributable to the S Short Year or any period ending prior to the Termination Date, or (ii) which are incurred by the Company as a result of a final determination of an adjustment (by reason of an amended return, claim for refund, audit, judicial decision or otherwise) to the taxable income of the Stockholders for any period (including, without limitation, the S Short Year) which (in the case of this clause (ii)) results in a decrease for any period in the Stockholders' taxable income and a corresponding increase for any period in the taxable income of the Company.

     4.3  Company Indemnification for Tax Liabilities.  The Company hereby
          -------------------------------------------
indemnifies and agrees to hold the Stockholders harmless from, against and in respect of income tax liabilities (including interest and penalties imposed thereof), if any, incurred by the Stockholders as a result of a final determination of an adjustment (by reasons of an amended return, claim for refund, audit, judicial decision or otherwise) to the taxable income of the Company for any period ending after the Termination Date (including, without limitation, the C Short Year) which results in a decrease for any period in the Company's taxable income and a corresponding increase for any period in the taxable income of the Stockholders.

     4.4  Payments.  The Stockholders or the Company, as the case may be, shall
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make any payment required under Section 4.2 or Section 4.3 of this Agreement within 30 days after receipt of notice from the other party that a final determination has occurred and a payment is due by such party to the appropriate taxing authority.

     4.5  Refunds.  If the Company receives a refund of any income tax
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(including penalties and interest) for any period prior to the Termination Date, or as to which it has previously been indemnified by the Stockholders, it shall pay an amount equal to such refund, within 30 days after receipt thereof, to the Stockholders in accordance with the percentage of the outstanding shares of Company stock owned by each Stockholder on the last day of any applicable period to which the refund relates. If the Stockholders receive a refund of any income tax (including penalties and interest) as to which they have previously been indemnified by the company, they shall, within 30 days after receipt thereof, remit an amount equal to such refund to the Company.

     4.6  Notice and Control of Proceedings.  The Company and the Stockholders
          ---------------------------------
agree that (i) within 10 days after any of such persons receives written notice of any income tax examinations, claims, settlements, proposed adjustments or related matters that may affect in any way the income tax liability of a party under this Agreement, such person shall provide written notice thereof to such each other party hereto, and (ii) the party or parties who would be responsible
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for the payment of the applicable taxes if the matter in question were to be resolved adversely shall be entitled, in his or its reasonable discretion and at his or its sole expense, to handle, control and compromise or settle the defense thereof, so long as such party or parties are acting diligently and in good faith. Such party or parties shall keep the other party(ies) apprised of the status thereof and shall consult with such other party(ies) concerning the conduct of the defense thereof. Notwithstanding the foregoing, however, the party handling such matters shall not compromise or settle any matter which could adversely affect the tax liability of another party without such other party's prior written consent, which shall not be unreasonably withheld. The parties hereto shall execute all instruments required to effectuate the intent of this Section 4.6.

     4.7  Cooperation.  The parties will make available to one another, as
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reasonably requested, and to any taxing authority, all information, records or documents relating to the liability for taxes covered by this Agreement and will preserve any such information, records or documents until the expiration of the applicable statute of limitations or extensions thereof. The party requesting such information shall reimburse the other party for all reasonable out-of-pocket costs incurred in producing such information.

     4.8  Costs.  Except as otherwise provided herein, each party shall bear his
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or its own costs in administering this Agreement.

     4.9  Conduct of the Company in the Ordinary Course of Business.  From the
          ---------------------------------------------------------
date hereof until the Termination Date, the business of the Company will be conducted in the ordinary course, consistent with past practices (including, without limitation, its receivables collection and expense payment practices).

                                   ARTICLE V
                       COLLECTION OF ACCOUNTS RECEIVABLE

     5.1  Collection and Disbursement. The Stockholders appoint the Company to
          ---------------------------
act as their agent to collect the accounts receivable to be transferred to the Stockholders pursuant to Section 2.2, and to disburse such collected amounts to the Stockholders (pro rata in accordance with the relative number of shares of stock of the Company held by each Stockholder as of the Termination Date). Such disbursements shall be made on a quarterly basis, payable within 15 days after the end of each calendar quarter in which any of said accounts receivable are collected, without interest. Each such payment shall be accompanied by a report, in reasonable detail, listing the accounts receivables collected, the allocation among the Stockholders, and the accounts receivable remaining outstanding as of the end of such quarter.

     5.2  Sequential Collection. For purposes of determining priority of payment
          ---------------------
when the Company receives payments from customers whose accounts receivable are being transferred pursuant to Section 2.2, unless otherwise specifically indicated by the customer, any payment received by the Company from a customer shall be credited to the oldest outstanding accounts receivable of that customer, based upon invoice date.

     5.3  Collection Efforts. Unless specifically requested by the Stockholders,
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and unless full costs of collection are advanced by the Stockholders, the
Company shall not be obligated to use extraordinary means to collect the transferred accounts receivable. Extraordinary means in this context shall be
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deemed to include bringing a legal action or retaining a collection firm to effect collection of an unpaid account.

                                   ARTICLE VI
                                 MISCELLANEOUS

     6.1  Counterparts.  This Agreement may be executed in counterparts, each of
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which shall be deemed an original, but all of which counterparts collectively shall constitute an instrument representing the Agreement between the parties hereto.

     6.2  Construction of Terms.  Nothing herein expressed or implied is
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intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors, any rights or remedies under or by reason of this Agreement.

     6.3  Intent of Parties.  It is the parties' intent that the liability for
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income taxes arising from the operations of the Company will be borne by the
Stockholders for all periods through and including the S Short Year and by the Company for periods beginning with the C Short Year, and this Agreement shall be construed so as most equitably to achieve such intent.

     6.4  Governing Law.  This Agreement between the parties hereto shall be
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governed and construed in accordance with the substantive laws of the State of
Georgia without regard to its choice of law rules.

     6.5  Severability.  In the event that any one or more of the provisions of
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this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

     6.6  Notices.  Unless otherwise provided, any notice required or permitted
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under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or telecopy (receipt confirmed, with a copy to be sent by reputable overnight courier as set forth herein) to the party to be notified, or one business day after delivery to a reputable overnight courier, postage prepaid, and addressed to the party to be notified at the addressed indicated for such party on the signature pages hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

     6.7  Amendments and Waivers.  Any term of this Agreement may be amended,
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and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto; provided, however, that no consent of the Company shall be effective unless approved by a majority of the disinterested members of its Board of Directors.

     6.8  Full Understanding.  Each Stockholder represents and agrees that such
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Stockholder fully understands his or her right to discuss all aspects of this
Agreement with such Stockholder's private attorney, and that to the extent, if
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any, that the Stockholder desired, has availed himself or herself of such right.
Each Stockholder further represents that he or she has carefully read and fully understands all of the provisions of this Agreement, that such Stockholder is competent to execute this Agreement, that the Stockholder's agreement to execute this Agreement has not been obtained by any duress, that he or she freely and voluntarily enters into it, and that he or she has read this Agreement in its entirety and fully understands the meaning, intent and consequences of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

INTERNATIONAL COMPUTEX, INC.            Address of Company:
                                        5500 Interstate North Parkway, Suite 507
By:_____________________________        Atlanta, Georgia 30328-4662

Title:__________________________        Attention: Chief Executive Officer

STOCKHOLDERS:


/s/ Haim E. Dahan
__________________________              5500 Interstate North Parkway, Suite 507
Haim E. Dahan                           Atlanta, Georgia 30328-4662

/s/ Michael J. Galvin
__________________________              5500 Interstate North Parkway, Suite 507
Michael J. Galvin                       Atlanta, Georgia 30328-4662

/s/ Peter W. Jeng
__________________________              5500 Interstate North Parkway, Suite 507
Peter W. Jeng                           Atlanta, Georgia 30328-4662

/s/ James L. McAlarney
__________________________              5500 Interstate North Parkway, Suite 507
James L. McAlarney                      Atlanta, Georgia 30328-4662

/s/ Patricia Taxbury Salem
__________________________              5500 Interstate North Parkway, Suite 507
Patricia Tuxbury Salem                  Atlanta, Georgia 30328-4662